NEWS RELEASE

For More Information Contact:
Frank B. O’Neil
Sr. Vice-President, Corporate Communications & Investor Relations
800.282.6242 • 205.877.4461 • foneil@ProAssurance.com
Samuel A. Di Piazza, Jr. Elected to the Board of ProAssurance
BIRMINGHAM, AL – (PR Newswire) – January 22, 2014 – The Board of Directors of ProAssurance Corporation (NYSE: PRA) has elected Samuel A. Di Piazza, Jr. to the Board. Mr. Di Piazza joins the Board immediately and will serve as a member of the Audit Committee. He will stand for re-election to the Board for a full three-year term at the Annual Meeting of Shareholders to be held on May 28, 2014. The Board has determined that Mr. Di Piazza is an independent director under the rules of the Securities and Exchange Commission and the New York Stock Exchange.
“We are honored to add Sam Di Piazza to our Board of Directors. He brings tremendous knowledge and vast experience to our Board and will add valuable perspective as ProAssurance continues evolving to successfully provide the unique insurance protection our customers expect,” said ProAssurance’s Chairman and Chief Executive Officer, W. Stancil Starnes.
Mr. Di Piazza has most recently been the Vice-Chairman in the Institutional Clients Group of Citi,
a position he will leave in February after serving in that capacity since 2011. Prior to joining Citi, he served as the Global Chief Executive Officer of PricewaterhouseCoopers International Limited (PwC) from 2002 to 2009. His 36-year career at PwC included 30 years as a partner, during which he served as Chairman and Senior Partner at PwC U.S. and was a member of the firm’s Global Leadership Team. He led PwC during the large majority of its first decade after the merger of Coopers & Lybrand with Price Waterhouse, a time in which PwC experienced record revenue and growth while expanding operations to become the largest provider of professional services throughout the world. His specialties were mergers & acquisitions, the financial services industry and international tax. During his career, he led the US and Americas Tax Practices and the PwC offices in Birmingham, Alabama, Chicago, Illinois, and New York City.
Mr. Di Piazza is a native of Birmingham, Alabama, home to the headquarters of ProAssurance, and he maintains extensive contacts in Birmingham and throughout the business and financial world. He is a frequent commentator on issues of corporate reporting, transparency and sustainable development, and is the co-author, with Harvard Professor Robert Eccles, of Building Public Trust: The Future of Corporate Reporting.
Mr. Di Piazza serves on the Board of Trustees of The Mayo Clinic and the USA Foundation Board of the World Economic Forum, as well as the UN Global Compact. He presently serves as the Chairman of the Coalition of Service Industries and is a Trustee at the Swedish-American Chamber of Commerce. He has served as a Trustee of the London-based International Financial Reporting Standards Foundation, the US-based Financial Accounting Foundation, and is past Chairman of the World Business Council on Sustainable Development, and past Chairman, Board of Trustees, of The Conference Board, Inc.
Mr. Di Piazza serves as a member of the Board of Directors of St. Patrick’s Cathedral in New York City, the Executive Committee of the National September 11 Memorial & Museum, and the Inner City Scholarship Fund of New York City. Mr. Di Piazza is a member of the Board of Directors of DirecTV, Inc. (DTV), a New York Stock Exchange listed company. He received a bachelor’s degree in Accounting from the University of Alabama and a master’s degree in Tax Accounting from the University of Houston.

– more –
Page: 1

NEWS RELEASE CONTINUES

About ProAssurance
ProAssurance (www.ProAssurance.com) is an industry-leading specialty insurance company with extensive expertise in medical professional liability, products liability for medical technology and life sciences and legal professional liability. ProAssurance is recognized as one of the top performing insurance companies in America by virtue of its inclusion in the Ward’s 50 for the past seven years. ProAssurance is rated “A+” (Superior) by A.M. Best and rated “A” (Strong) by Fitch Ratings.
Caution Regarding Forward-Looking Statements
Statements in this news release that are not historical fact or that convey our view of future business, events or trends are specifically identified as forward-looking statements. Forward-looking statements are based upon our estimates and anticipation of future events and highlight certain risks and uncertainties that could cause actual results to vary materially from our expected results. We expressly claim the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, for any forward-looking statements in this news release. Forward-looking statements represent our outlook only as of the date of this news release. Except as required by law or regulation, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
Additional risk factors that may cause outcomes that differ from our expectations or projections are described in various documents filed by Eastern and ProAssurance with the Securities and Exchange Commission, such as current reports on Form 8-K, and regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.”

######

Page: 2